DOMESTIC CUSTODY FEE SCHEDULE FOR

WESTCORE FUNDS

(Amended August 13, 2009)

Safekeeping/Income Collection/All Reporting/DTC ID Affirmations/
 All Systems Development and Usage Charges

Domestic:

3/4           of a basis point per annum on the first $25 million in net assets value of the portfolio's securities held in the U.S.

1/2           of one basis point on the excess

Security Transaction Charges/Paydowns:

$ 5            Domestic Book-Entry Settlements (DTC, FRB, PTC)

$ 8            Paydowns

$12           Free Receipts/Delivery

$20           Domestic Physical Settlements, Options, Futures, Swaps, Euro C/D's, Time Deposits

Federal Funds Wires/Official Checks:

$8            Federal Reserve wires not related to securities transactions, and official check requests to pay Fund related expenses.

Earnings Credit on Balances/Interest on Overdrafts:

Earnings credits are provided to Portfolio on 80% of the daily closing available balance in the domestic Custody Accounts, computed at the 90-day T-Bill rate minus 25 bps on the day of the balance. Overdraft, excluding bank errors, will cause a reduction of earnings credits daily and will be computed at 2.5% above the average Federal Funds rate on the overdraft. Credits and debits will be accumulated daily and offset against the domestic custodian monthly safekeeping fees. To the extent a net debit is accumulated, the Fund will be charged for the amount that exceeds the safekeeping fees. Such excess earnings credit can be carried forward to the next succeeding month. No earnings credit will be carried forward after year-end.

Out of Pocket Expenses:

As deemed necessary and generally include items such as postage and handling, etc.

Billing Cycle:

Monthly

SECURITIES SERVICES FEE SCHEDULE
For

WESTCORE FUNDS

Dated: August 13, 2009 COUNTRY	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)	TRANSACTION FEE (US DOLLARS)[2]
Argentina	17.0	55
Australia	1.5	25
Austria	3.0	40
Austria (non-Austrian securities)	25.0	30
Bahrain	50.0	140
Bangladesh	50.0	145
Belgium	2.5	35
Benin	50.0	140
Bermuda	17.0	70
Botswana	50.0	140
Brazil	12.0	30
Bulgaria	30.0	85
Burkina Faso	50.0	140
Canada	1.25	15
Cayman Islands	1.0	15
Channel Islands (CREST eligible Equities/Bonds)	1.0	20
Channel Islands (Unit Trust)	1.0	25
Channel Islands (Physical)	1.0	40
Chile	20.0	80
China "A" shares	15.0	80
China "B" shares	15.0	60
Colombia	50.0	95
Costa Rica	14.0	65
Croatia	25.0	70
Cyprus (Equities/ Bonds)	15.0	35
Cyprus(Gov't Bonds)	15.0	40
Czech Republic	18.0	50
Denmark	2.0	35
Ecuador	30.0	55
Egypt	30.0	85
Estonia (EEK settled transactions)	10.0	60
Estonia (EUR settled transactions)	10.0	63
Euromarkets (Euroclear Eurobonds only) [3]	1.0	10
Euromarkets (Ciearstrearn - Eurobonds only)	1.0	10
Finland	3.5	35
France	2.0	30
Germany	1.5	25
Ghana	50.0	140
Page 1 of 4		WESTCORE FUNDS

Greece	9.0	40
Guinea Bissau	50.0	140
Hong Kong	3.0	45
Hungary	20.0	55
Iceland	11.0	35
India	13.0	105
Indonesia	11.0	80
Ireland (Equities)	3.0	33
Ireland (Gov't Bonds)	1.0	13
Israel	20.0	40
Italy	1.5	35
Ivory Coast	50.0	140
Jamaica	50.0	60
Japan	1.75	20
Jordan	50.0	140
Kazakhstan	53.0	140
Kenya	48.0	140
Kuwait	48.0	140
Latvia	50.0	45
Lebanon (Equities/Bonds)	50.0	140
Lebanon (Gov't Bonds and T-Bills)	50.0	105
Lithuania	20.0	43
Luxembourg	6.0	65
Malaysia	4.5	45
Mali	50.0	140
Malta	20.0	63
Mauritius	25.0	100
Mexico	6.5	30
Morocco	50.0	95
Namibia	50.0	60
Netherlands	2.0	25
New Zealand	2.0	35
Niger	50.0	140
Nigeria	50.0	60
Norway	2.5	35
Oman	50.0	140
Pakistan	50.0	140
Palestinian. Autonomous Area	50.0	140
Panama	20.0	80
Peru	50.0	83
Philippines	6.0	60
Poland	15.0	63
Portugal	5.0	50
Qatar	50.0	140
Romania	30.0	80
Russia	40.0	95
Saudi Arabia	50.0	140
Senegal	50.0	140
Serbia	50.0	140
Singapore	3.5	45
Slovak Republic	23.0	95
Slovenia	50.0	60
South Africa	2.5	30
South Korea	6.5	45
Page 2 of 4		WESTCORE FUNDS

Spain	2.5	35
Sri Lanka	13.0	70
Swaziland	50.0	60
Sweden	2.0	30
Switzerland	2.0	35
Taiwan	10.0	60
Thailand	5.0	50
Togo	50.0	140
Trinidad & Tobago	50.0	53
Tunisia	50.0	53
Turkey	12.5	60
UAE	50.0	140
UK (CREST eligible Equities/Bonds/MMIs)	0.5	10
UK (Unit Trusts) [4]	0.5	10
UK (Third Party Unit Trusts) [4]	0.5	10
UK (Physicals)	0.5	10
Ukraine (Equities)	75.0	250
Ukraine (Bonds)	75.0	80
Uruguay (Equities)	75.0	83
Uruguay (Bonds)	50.0	140
USA (DTC/FED)[5,7]	.75/.50	5
USA Physicals[7]	.75/.50	20
USA Private Placement[7]	.75/.50	20
USA Open Ended Mutual Funds[7]	.75/.50	25
USA Paydowns	n/a	8
USA Options	n/a	20
USA Internal Account Swings	n/a	5
USA R/B/R (insurance)	n/a	20
Venezuela	50.0	140
Vietnam	35.0	95
Zambia	50.0	140
Zimbabwe	50.0	140
Not In Bank/Not in Custody Assets USA [6]	$500 per line per annum	100
Not In Bank/Not in Custody Assets Global[6]	$500 per line per annum	100
Minimum fee for use of BNYM global network
$500 per month, per portfolio
Third Party Foreign Exchange Settlements
$50 per non-USD currency movement

Minimum charges- imposed by Agent Banks/Local Administrators

Brazil – 15 basis points for annual administrative charges

Chile – USD $17,500 - $20,000 per annum minimum administration charge

Colombia – USD $600 per month minimum administration charge

Ecuador – USD $800 monthly minimum per relationship

Egypt – USD $400 monthly minimum per relationship

1.      Fee is expressed in basis points (b.p.) per annum where 1 b.p. equals one hundredth of one percent (i.e. 0.01%) and is calculated based upon month-end market value, unless stated otherwise.

2.      A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.

3.     Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

•         NOTE - For all other markets specified above, surcharges may apply if a security is held outside of the local market.

4.   Unit Trust fee excludes processing of Unit Trust Application/Subscription forms. Provision of this service will be charged at $120.00 per application form.

5.   For DTC non-transferable assets: securities that have been non-transferable for more than 6 years. The Bank of New York Mellon's policy is to remove these securities from The Bank of New York Mellon client's account. Clients who decide to keep in their account a security identified as non-transferable for more than 6 years will be charged a fee of $5.00 per security.

6.  This fee will be applicable for assets held on The Bank of New York Mellon's custody or accounting systems but not held in custody within The Bank of New York Mellon's network of sub-custodian bank and agents.

7.  Refer to Domestic Custody Fee Schedule for tiered safekeeping pricing structure.

Out of Pocket Expenses

•     Charges incurred by The Bank of New York Mellon for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

•     A surcharge may be added to certain out-of-pockets expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

Terms and Conditions of this Proposal

•      Any fee proposal will be valid for 90 days from the date of issue.

•      The Bank of New York Mellon reserves the right to amend the fees from those quoted should the actual business awarded differ significantly to the information on which this proposal was based.

•      All of the information contained within this schedule is confidential and should not be made available to third parties prior to reference to. The Bank of New York Mellon.

•      Once signed the proposal shall remain valid for a period of not less than 3 (three) years.